UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

SUN RIVER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 1 to

Proxy Statement

SUN RIVER ENERGY, INC.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225 United States

ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS
To be Held September 14, 2011 at the Hilton Dallas Park Cities,
5954 Luther Lane, Dallas, Texas 75225.

EXPLANATORY NOTE:  This Amendment No. 1 to the Proxy Statement of Sun River Energy, Inc. (the “Company”) amends only those items of the Proxy Statement originally filed on August 26, 2011 (the “Proxy Statement”) which are contained herein.  All other items of the Proxy Statement are incorporated herein by reference thereto without changes.  This Amendment is filed to revise the date and location of the Annual General and Special Meeting of the Shareholders and the approximate date of mailing in the Proxy Statement that was originally set forth in the letter to the shareholders and Notice of Annual Meeting on page 1 of the Proxy Statement.

August 26, 2011

Dear Fellow Stockholders:

On Wednesday, September 14, 2011, Sun River will hold its annual shareholders’ meeting at its Dallas headquarters.  It is hard to believe a year has passed since new management came on board at Sun River.  Since then we have made enormous strides in developing the Company’s assets.  I want to invite you to attend not only to exercise your voting rights but to see why we, as professionals in the energy arena, believe this Company and its assets are being developed in the right way and at the right place and time.  This letter is a little long but I submit what I discuss herein is very important not only to your investment in Sun River but to the way you view the energy markets for the foreseeable future.

Your management team, as a group and individually as professionals, has always been bullish long-term on natural gas.  I believe so much in the long-term value of natural gas as the globe’s premier fuel of the future, I recently began authoring a treatise I have termed The Paradigm Shift in Global Energy Consumption: The Rise of Natural Gas and the Fall of Crude Oil.  What is the substance of this article and what does it mean for you as an individual investor in Sun River?

The gist of the paper is natural gas is the safest and cleanest fuel available in the world-wide market place and it will be the fuel of the future across the globe.  In fact, it is the cheapest fuel available world-wide by a significant margin.  Natural gas is currently about 75% cheaper than crude (not to mention other energy sources) when you compare energy content relative to cost.  Currently, the relative price of natural gas to crude based upon energy equivalency is obscene.  It defies financial analysis much less simple logic.  If natural gas was trading on an energy equivalent basis to crude, the price of a thousand cubic feet (‘Mcf”) of natural gas should be approximately $24 per Mcf instead of $4 we see in the market at this time.  Or the other way to think of it is a barrel of oil would sell for $24, which is $60 per barrel lower than market.  Conversely, a gallon of gasoline would be $1.43 per gallon lower than the national average.

So what?  Why do I think natural gas is the fuel of the future?  It’s simple, financial arbitrage.  What does arbitrage mean in this scenario?  We could go into the academic MBA answer, but in the real world, in short, investors (including financial traders and entrepreneurs) will eventually cause the price of natural gas and crude to essentially equal each other with respect to energy content.1  Why?  Because if you can buy a loaf of bread at one store for a dollar and the same loaf at another store down the street for 50 cents, sooner or later, you will drive or walk down the street, if you can, and save 50 cents.  This is simple economics 101.  Supply and demand drive the price curve.  Economics are no different when they are applied to the energy industry than when applied to the price of a loaf of bread.  A simple way to define energy is the capacity to do work.  Energy is energy regardless of its source.2 Sort of like bread is bread.  It all gets consumed and we have to create most of it from some sort of resource that we process and then deliver to the consumer.

In my opinion, the real problem slowing arbitrage in the energy sector between natural gas and crude oil (price equality of energy content in the market) is lack of infrastructure (the ability to walk or drive down the street to buy a less expensive loaf of bread).  This translates into an artificially higher cost of crude compared to that of natural gas relating directly back to deliverability or lack thereof.  Clearly, there are other things that affect this; however, mark my words, the outrageous difference in price between natural gas and crude oil will only last so long.  Think of your family being able to cut its food bill by 75%.  How long are you going to over pay?  Someone’s spouse might be in for a real tongue lashing if they kept buying the wrong loaf of bread at an inflated price if they could buy it cheaper elsewhere.  (You can replace someone’s spouse here with US Congress and come up with the same argument).

____________________
1 It is generally accepted 6 Mcf of natural gas is equivalent in energy content to 1 barrel of crude oil.  In many instances 1 Mcf of natural gas is the same as 1 British Thermal Unit (“BTU”).
2 Alright, alright.  I know.  There are some differences here but this is a discussion from 30,000 feet not my entire treatise.

Where are we going?  I think it’s fair to say we have a number of things to talk about on September 14, 2011.  So I don’t spoil my presentation in two weeks, I will be brief.  Let’s cover the bad news first.  We have some litigation; however, I don’t consider any of these cases to be material.  To the extent I can, I will thoroughly discuss this at our meeting.  Next, our stock price has pulled back about 20% much like the broader market has over the last two weeks.  I will address how we are attempting to show our investors and potential investors our value.  Finally, we are not yet listed on a major exchange.

Now, for the good news.  We are making every effort to get a rig contract in place to continue drilling the Devon farm-out.  I expect we will be drilling by the time I see you on the 14th.  We have recently completed a significant amount of geological work in New Mexico and I intend to have a presentation on these assets as well as our Texas leasehold positions.  The opportunities we see are very exciting in both states and we will want to talk to you about the type of M&A deal flow we see every day and how we look at potential acquisitions relative to the property we currently own.  We currently have several private offers out for acquisitions.  If one gets accepted, we’ll be sure to discuss it.  But I can share with you how we evaluate prospects and how they may support our team’s vision.  To the extent we can disclose to you the nature of these offers, I will do so.  Also, as you are aware, gold is trading at a ridiculous level.  It is our intention to monetize our New Mexico gold assets which consist of over 150,000 acres of gold rights.  We will discuss and take shareholder input on the best way to do this.  As many of you are aware, we carry the New Mexico property on our financial statements at $100,000.  As such, we are exploring all of the ways possible to fully value our non-core assets.

On the administrative side, you see attached to this Proxy, Amended Articles of Incorporation, Amended Bylaws and the Company’s 2011 Stock Incentive Plan.  These have been approved by the board and we will vote on them as well as directors for the coming year.  I asked our general counsel and CFO to review these documents and update them to be in compliance with SOX Section 404 (“Sarbox”) New York Stock Exchange Listing Rules.  Finally, we will talk about our fund raising activities amongst our existing shareholders.

I look forward to seeing those of you who can make it.  For those of you who cannot, please go to our web-site, www.snrv.com where you may view the presentation I made last week at the Enercom Energy Conference in Denver.  You should also be able to view the pre-recorded telecast for the Money Channel with Steve Crowley the air date is to be announced.

Very truly yours,

Donal R. Schmidt, Jr.
Chairman and Chief Executive Officer

SUN RIVER ENERGY, INC.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2011

To the Shareholders of SUN RIVER ENERGY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Sun River Energy, Inc., a Colorado corporation (“Sun River” or the “Company”), will be held at 10:00 a.m., Dallas, Texas time, on September 14, 2011 at the Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, TX 75225, for the following purposes:

1.	To elect four directors to serve until the 2012 Annual Meeting of Shareholders;
2.	To ratify the amendment and restatement of the Company’s Articles of Incorporation;
3.	To ratify the amendment and restatement of the Company’s By-laws;
4.	To consider and to vote upon a proposal to approve the Company’s 2011 Stock Incentive Plan;
5.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on July 15, 2011 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You may be required to present proof of share ownership (for example, a recent statement from your broker).

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

James E. Pennington
General Counsel and Corporate Secretary

Dallas, Texas
August 26, 2011

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” SHAREHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A PROXY FROM THE PERSON IN WHOSE NAME THEIR SHARES ARE REGISTERED.

SUN RIVER ENERGY, INC.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2011

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sun River Energy, Inc., a Colorado corporation (the “Company” or “Sun River”), of proxies from the holders of our common stock, par value $0.0001 per share, for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Dallas Park Cities, 5954 Luther Lane, Dallas, TX 75225, at 10:00 a.m., Dallas, Texas time, on September 14, 2011, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to shareholders is August 31, 2011. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders, which can be found on our website, www.snrv.com. Our principal executive offices are located at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, and our telephone number is (214) 369-7300.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries.  The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation with the solicitation of proxies, although it may do so if deemed appropriate.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

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